Exhibit 10.02


                            AGREEMENT OF ACQUISITION

THIS AGREEMENT IS ENTERED INTO this 18th day of July 2005, by and between 4 OF A KIND ENTERPRISES, a Nevada corporation whose principal place of business is 24338 El Toro Road, Suite. E, Laguna Woods, CA 92637, hereinafter referred to as 4KE, and GOLDEN SPIRIT GAMING LTD., Delaware corporation whose principal place of business is 1288 Alberni Street, Suite 806, Vancouver, B.C. V6E 4N5, hereinafter referred to as GSGL.

GSGL is a corporation duly organized and validly existing under the laws of the state of Delaware. It is a publicly traded company currently trading in the "Bulletin Board OTC" under the symbol GSGL. The authorized capital stock of GSGL consists of 500,000,000 shares of the par value of $0.0001 per share, of which 108,125,555 are issued and outstanding. Per GSGL's bylaws, the Company has the power to acquire any general purpose corporation, and may issue shares of its stock in exchange for shares of another corporation's stock. GSGL will not be responsible for any liability or debt that 4KE has incurred to date.

4KE is a corporation duly organized and validly existing under the laws of the
state of Nevada .   The authorized capital stock of 4KE consists of 25,000,000 shares of the par value of .001 per share, of which 11,000,000 are issued and outstanding, no shares are held in the treasury, and no options or warrants exist for any shares. Per 4KE's bylaws, the company has the power to be acquired by any general purpose corporation, and may issue shares of its common stock in exchange for shares of another corporation's stock. A Schedule of the acquired assets of 4KE by GSGL is attached hereto and marked Exhibit "C". Under no circumstances is the current debt of 4KE included in the purchase of its shares.

The two corporations acting by their respective boards of directors deem it desirable and in the best interests of the corporations and their stockholders that GSGL acquire One Hundred Percent (100%) of 4KE on a share for share exchange.

In consideration of the premises and mutual agreements and covenants contained herein, it is agreed by and between the parties that, in accordance with the provisions of their respective bylaws, that GSGL shall acquire One Hundred Percent (100%) of 4KE, and that 4KE will become a wholly owned subsidiary of GSGL. Both Companies shall continue to have separate and distinct corporate existence.

                                   ARTICLE I

1. This agreement of acquisition shall be submitted for adoption and approval by the Board of Directors of each Company.

2. Upon the adoption and approval of this agreement by the respective boards of directors of 4KE and GSGL, the facts shall be certified on this agreement and this agreement shall be signed, acknowledged, filed and recorded in the manner required by the bylaws of the corporations.

                                   ARTICLE II

The two corporations shall keep their respective corporate existence, however, 4KE. shall hereinafter be referred to as 4OF A KIND ENTERPRISES, INC., a wholly owned subsidiary of GOLDEN SPIRIT GAMING, LTD., Each corporation shall keep its respective identity, existence, purposes, powers, objects, franchises, rights and immunities all of the aforesaid being unaffected by the acquisition.

                                  ARTICLE III

1. The laws of the state of Delaware shall govern GSGL, and the laws of the state of Nevada shall govern 4KE. The bylaws of GSGL shall govern GSGL, and the bylaws of 4KE shall govern 4KE.

                                   ARTICLE IV

1. It is hereby agreed that upon signing of this agreement that 4KE shall appoint one individual to be its representative on the Board of Directors of GSGL, and that GSGL shall appoint one individual to be a member of the Board of Directors of 4KE. Each of the so appointed directors shall hold office and serve unless or until their successors have been duty elected and shall have qualified, or as otherwise provided in the certificate of incorporation of the respective corporations or their respective bylaws.

2. The parties agree to hold an annual meeting for each company within twelve months of the signing of this agreement, unless otherwise agreed. They further agree that, barring cause, that the respective boards shall be nominated as a unified slate and remain the same.

3. The parties agree that GSGL shall appoint an individual named by 4KE, as an officer of GSGL. Said individual shall hold office unless and until a successor is either elected or appointed and shall have qualified, or as otherwise provided in its bylaws.

4. If, on or after the acquisition date, a vacancy shall for any reason exist on either board or in any of the offices, the vacancy shall be filled in the manner provided in the certificate of incorporation or bylaws of the respective corporation.

                                   ARTICLE V

1. The manner and basis of converting the shares of stock of each of the constituent corporations into shares of the other corporation shall be as follows:

a. Each issued share of common stock of GSGL shall on the acquisition date continue to be issued shares of common stock, and the respective shareholders shall maintain the full number of shares they possess.

b. At the time of the signing of this acquisition agreement the Board of Directors of 4KE shall collect and present to Board of Directors of GSGL One Hundred Percent (100%) of the issued and outstanding shares of 4KE along with all necessary documentation to exchange said shares for shares of GSGL on the following basis;

   i. One (1) share of common stock of 4KE for 9.0909 shares of restricted common stock of GSGL.

c. At the time of signing of the acquisition agreement, GSGL shall cause to be issued One Hundred Million (100,000,000) shares of its restricted common stock to 4KE. 4KE agrees to redistribute said shares to the individuals and entities listed in Exhibit "A". 4KE and GSGL further agree that GSGL will issue 9,500,000 options to purchase free trading common stock of GSGL, to the consultants and officers and directors of 4KE, for services rendered, at a price of .02 cents per share, and 4KE agrees to have said consultants, officers, and directors purchase said shares. Exhibit "B" contains the list of individuals purchasing said options. The offering of the options and the purchase by the consultants, officers and directors of 4KE are material conditions to this contract. It is agreed, that all funds received by the purchase of these options shall be put in a bank account, exclusively, for the use of 4KE.

                                   ARTICLE VI

1. On the acquisition date, all property, real, personal or mixed and all debts due from each corporation including but not limited to any rights of creditors liens or tax liabilities, on whatever account, shall remain the property and debts of the respective corporations. Any action or proceeding pending by or against either of the constituent corporations may be prosecuted to judgment as if the acquisition had not taken place.

                                  ARTICLE VII

1. The corporations hereby expressly acknowledge that up to and including the acquisition date, that each has conducted its business in its usual and ordinary manner, and has not entered into any transaction other than the usual and ordinary course of such business except as provided herein. Without limiting the generality of the above, both corporations agree they have not and will not permit any subsidiary to, except as otherwise consented to in writing or as otherwise provided in this agreement:

   a. Issue or sell shares of its capital stock in addition to those issued and outstanding on this date;

   b. Issue rights to subscribe to or options to purchase any shares of its stock in addition to those outstanding on this date;

   c. Amend its certificate of incorporation or its bylaws;

   d. Issue or contract to issue funded debt (except between the constituent corporations or any of their subsidiaries;

   e. Declare or pay any dividend or make any distribution upon or with respect to its capital stock;

   f. Repurchase any of its outstanding stock or by any other means transfer any of its funds to its shareholders either selectively or ratably, in return for value or otherwise, except as salary or other compensation in the ordinary or normal course of business;

   g. Undertake or incur any obligations or liabilities except current obligations or liabilities in the ordinary course of business and except for reasonable liabilities for fees and expenses in connection with the negotiation and consummation of the acquisition;

   h. Mortgage, pledge, subject to lien or otherwise encumber any realty or any tangible or intangible personal property;

   i. Sell, assign or otherwise transfer any tangible assets of whatever kind, or cancel any claims, except in the ordinary course of business;

   j. Sell, assign, or otherwise transfer any trademark, trade name, patent or other intangible asset;

   k. Default in performance of any material provision of any material contract or other obligations;

   l. Waive any right of any substantial value; or

   m. Purchase or otherwise acquire any equity or debt security of another corporation except to realize on an otherwise worthless debt.

                                  ARTICLE VIII

1. GSGL and 4KE covenant, warrant, and represent to each other that:

   a. It and each of its subsidiaries are on the date of this agreement (1) a corporation duty organized and existing and in good standing under the laws of the jurisdiction in which it was incorporated, (2) duly authorized under its certificate of incorporation, as amended to date, and under applicable laws, to engage in the business carried on by it, and (3) it or its subsidiaries are fully qualified to do business in all states where it or they operate, conduct business or own or lease space;

   b. All federal, state and local tax returns required to be filed by it, or by its subsidiaries, on or before the acquisition date will have been filed, and all taxes shown required to be paid on or before said date will have been paid;

   c. It and each of its subsidiaries will use its best efforts to collect the accounts receivable owned by it in its ordinary and usual manner of doing business and will follow its past practices in connection with the extension of any credit prior to the acquisition date;

   d. All fixed assets owned by it or any of its subsidiaries and employed in their respective businesses are of the type, kind and condition appropriate for their respective businesses and will operate in the ordinary course of business until the acquisition date;

   e. All leases with an annual rental in excess of Five Thousand Dollars ($5,000.00) now held by it are now and will be on the merger date in good standing and not voidable or void by reason of any default whatsoever;

   f. During the period between July 1, 2005, and the date of this agreement, except as disclosed in writing to the other party, neither corporation nor any of their respective subsidiaries has taken any action, or suffered any conditions to exist, to any material or substantial extent in the aggregate, which it has agreed in this agreement not to take or to permit to exist up to and including the date of acquisition;

   g. It has not been represented by any broker in connection with the transaction contemplated, except as it has advised the other party in writing; and

   h. Its Board of Directors has been given the authority from its shareholders to authorize and approve the execution and delivery of this agreement, and the performance of the transactions contemplated by this agreement.

Both Parties, subject to the provision of this agreement concerning additions to the board and offices of each, agree to use their best efforts to keep employed and available all present officers and employees of their corporations and subsidiaries, and to preserve their respective existing relationships with supplier and customers, and will not permit an unreasonable increase in the compensation, wages, or other benefits payable to it or its subsidiary's officers or employees.

                                   ARTICLE IX

1. All expenses incurred in completing the acquisition shall, except as otherwise agreed in writing between the constituent corporations, be borne by the party incurring them. If the acquisition is not completed, each of the constituent corporations shall be liable for, and shall pay, the expenses incurred.

2. This agreement of acquisition may be voided within ninety (90) days of the signing of this agreement based on any of the following:

  a. The warranties and representations of the other constituent corporation contained in this agreement shall not be substantially accurate in all material respects on or as of the date of signing; or the covenants contained of the other constituent corporation shall not have been performed or satisfied in all material respects; or

  b. Each party has not received evidence that any other constituent corporation and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation.

 c. Each party has not received evidence that all outstanding shares of the other constituent corporation have been duly and validly authorized, are validly issued and outstanding, and are fully paid and non assessable.

 d. The taking of any steps necessary to effect this acquisition by either corporation has been permanently or temporarily enjoined by a court having jurisdiction.

                                   ARTICLE X

1. Both parties agree that neither party shall amend its certificate of incorporation, unless required by law, for a period of twelve (12) months following the date of signing of this acquisition agreement, unless expressly agreed to in writing by both constituent corporations.

                                   ARTICLE XI

1. This agreement represents the entire agreement between the parties with respect to the acquisition of 4KE by GSGL. It is meant to and does supersede any and all other agreements, representations, statements or proposals whether expressed or implied, written or oral, that may have preexisted.

2. Any subsequent alteration, amendment or variation from the terms and condition as set forth in this acquisition must be agreed to in writing and signed by a representative of both parties.

3. For the convenience of the parties, any number of counterparts may be executed and each executed counterpart shall be deemed an original instrument.

4. This agreement shall be governed by the laws of the state of Nevada.

5. This agreement may not be assigned or transferred by either party without the prior written consent of the other constituent corporation.

6. No acts or course of conduct shall constitute a waiver of the terms and conditions hereof unless such waiver is specific, in writing, and waiver of the condition on one or more occasion shall not constitute waiver of the terms and conditions hereof on any other occasion.

7. Notices or written communications shall be delivered or mailed to the respective addresses of the constituent corporations as listed in the opening paragraphs of this agreement any notice shall be deemed delivered the next business day from mailing if sent by overnight mail or courier, or five days from the date of mailing if sent by ordinary mail.

8.GSGL agrees to make all necessary public disclosures concerning this acquisition, however, it further agrees to providing 4KE with a draft of any release prior to disclosure for 4KE 's written approval of the content.

9. Time is of the essence for this agreement.

BY THEIR SIGNATURES BELOW, each of the following represents that they have the authority to execute this agreement and to bind the party on whose behalf their execution is made.

DATED: July 18, 2005

GOLDEN SPIRIT GAMING, LTD..

/s/: Carlton Parfitt
_________________________________
by CARLTON PARFITT, DIRECTOR


DATED: July 18, 2005

4 OF A KIND ENTERPRISES
/s/: Abdul Rahman Aref
_________________________________
by ABDUL RAHMAN AREF, PRESIDENT




                                  EXHIBIT "A"


Distribution of 100,000,000 shares of GSGL for the acquisition of 100% shares of 4 of a Kind Enterprises, Inc. is as follows:

Capt. Tom Franklin			 35,000,000 shares
Abdul R. Aref				 25,000,000
AFG Enterprise for Naim Ismail	         10,000,000
Steven Nemergut			          9,000,000
Lance Nemergut			          7,500,000
Jean Robert Bellande			  6,000,000
Omar M. Arif			  	  3,000,000
Suraya Aref				  2,500,000
Jean Gluck				  2,000,000
                                         ------------------
Total Shares			          100,000,000 shares
                                         ===================

                                  EXHIBIT "B"


Distribution of 9,500,000 free trading option shares of  GSGL is as follows:

Capt. Tom Franklin			  6,000,000 shares
Steven Nemergut			          2,500,000
Suraya Aref				  1,500,000
                                         --------------------
Total Shares			          9,500,000 shares
                                         ====================